Exhibit (10.1)

                       3D AMENDMENT TO SERVICE AGREEMENT



     This 3d Amendment to Service Agreement made and entered into this 19th day of June, 1996 by and between Oak Brook Bank, 1400 Sixteenth Street, Oak Brook, Illinois 60521 ("Buyer") and First Data Resources Inc., 7301 Pacific Street, Omaha, Nebraska 68114 ("FDRI").


                              W I T N E S S E T H:


     WHEREAS, Buyer and FDRI heretofore entered into a Service Agreement dated as of November 22, 1991 as amended by Amendments to Service Agreement dated September 2, 1994, March 1, 1996, N/A (the "Service Agreement"); and

     WHEREAS, Buyer and FDRI now desire to amend the Service Agreement as hereinafter more particularly set forth;

     NOW THEREFORE, Buyer and FDRI hereby agree as follows:

     1. Article 1 of the Service Agreement is hereby amended by the addition of a Section 1.7, to read as follows, effective June 19, 1996 (hereinafter referred to as the "Effective Date"):

         "1.7 CREDIT PERFORMANCE SERVICES. During the remaining term of this Agreement, FDRI will make available to Buyer the following Credit Performance Services:

         (a) Credit Performance Services shall consist of those services described both in this section and in Exhibit 'A' of this Agreement. FDRI shall supply all equipment, facilities, and personnel necessary to provide the Credit Performance Services.

         (b) In the event FDRI determines that performance of Credit Performance Services in accordance with the terms of this section and Exhibit 'A' in any jurisdiction requires licensing by such jurisdiction, FDRI shall cause the Credit Performance Services to be performed by an entity which meets the requirements of such jurisdiction, unless otherwise directed by Buyer to cease performing Credit Performance Services in such jurisdiction. If no such entity is available to provide such Services in accordance with the terms of this Agreement, FDRI shall advise Buyer, and FDRI shall have no further obligation to provide or cause to be provided the Credit Performance Services in such jurisdictions.

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         (c)  In order to assist FDRI with its performance of the Credit
         Performance Services, Buyer hereby agrees:

              (i) to notify FDRI, on a monthly basis, regarding those Cardholder Accounts On File for which Buyer elects to have FDRI perform Credit Performance Services;

              (ii) to approve all payment plans and receive all payments from the Cardholder Accounts On File;

              (iii) to make all decisions, in its sole discretion, as to if and when any Cardholder Accounts On File are to be turned over to a collection agency;

              (iv) that FDRI is hereby authorized to contact the Cardholder Accounts On File, whether in writing or verbally, in Buyer's clients' names;

              (v) that FDRI is acting as an agent of Buyer in providing the Credit Performance Services; and

              (vi) to establish all parameters regarding the content and timing of all telephone and letter contact which FDRI will initiate on Buyer's behalf with the Cardholder Accounts On File.

         (d)  Buyer represents and warrants to FDRI the following:

              (i) no delinquent or overlimit account placed now or hereafter by Buyer in its sole discretion with FDRI for services under this Agreement will have been in default at the time FDRI will have first begun to perform services with respect to such account;

              (ii) Buyer owns all of the delinquent and overlimit accounts placed by Buyer with FDRI for the application of the Credit Performance Services hereunder, and each of such delinquent and overlimit accounts constitutes a valid and bona fide claim for goods and/or services furnished to the applicable cardholder;

              (iii) all information provided by Buyer to FDRI in connection with the performance of Credit Performance Services hereunder with respect to any delinquent or overlimit account will be true and correct.

         (e)  FDRI represents and warrants that, assuming the accuracy of the
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                                       3

         representations and warranties of Buyer set forth in paragraph (d) above, the performance by FDRI of the Credit Performance Services to be provided to Buyer under this Agreement does not violate any of the laws in effect as of the date hereof (other than those laws which would otherwise be applicable to Buyer if Buyer were performing the Credit Performance Services for itself) regulating the licensing and collection practices of entities performing debt collection activities.

         (f)  Buyer hereby agrees that it shall, pursuant to the provisions of
         Section 5.1 of this Agreement, indemnify and hold harmless FDRI and its employees from and against any and all liability, loss, damage or expense, including reasonable attorneys fees which FDRI and its employees may suffer which relate solely to a breach by Buyer of its representations and warranties set forth in paragraph (d) above. FDRI hereby agrees that it shall, pursuant to the provisions of Section 5.1 of this Agreement, indemnify and hold harmless Buyer and its employees from and against any and all liability, loss, damage or expense, including reasonable attorneys fees which Buyer and its employees may suffer which relate solely to a breach by FDRI of its representation and warranty set forth in paragraph (e) above; provided, however, that FDRI shall not be obligated to so indemnify Buyer or its employees from any liability, loss, damage or expense to the extent that any breach by FDRI of its representation and warranty set forth in paragraph (e) above results from a breach by Buyer of the representations and warranties of Buyer set forth in paragraph (d) above. Notwithstanding anything in Section 5.1 to the contrary, in no event shall the cumulative liability of FDRI for any and all damages of any nature whatsoever in connection with FDRI's performance of the Credit Performance Services on behalf of Buyer during any one Processing Year exceed one million dollars ($1,000,000.00).

         (g) In the event of the initiation of any legal proceeding, claim or demand against Buyer by a third party, whether a private or a governmental entity, that relates to an indemnification claim under paragraph (f) above, FDRI shall have the sole and absolute right after the receipt of notice, at its option and at its own expense, to be represented by counsel of its choice and to control, defend against, negotiate, settle or otherwise deal with such proceeding, claim or demand; provided, however, that Buyer may participate in any such proceeding with counsel of its choice, with FDRI being obligated to reimburse Buyer for its reasonable costs and expenses of such counsel. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand. To the extent FDRI elects not to defend such proceeding, claim or demand, and Buyer defends against or otherwise deals with any such proceeding, claim or demand, Buyer may retain counsel, at its sole
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                                       4

                    discretion and control the defense of such proceeding, claim or demand, with FDRI being obligated to reimburse Buyer for its reasonable costs and expenses of such counsel, or settle or otherwise deal with such proceeding at its sole discretion. Subject to the preceding sentence, FDRI may, in its sole and absolute discretion, settle any other proceeding, claim or demand that (i) relates to an indemnification claim under paragraph (f) above and (ii) involves only the payment of monetary damages, expenses or costs. If the settlement involves any injunctive relief, FDRI may not settle any such related proceeding, claim or demand without the consent of Buyer, such consent not to be unreasonably withheld. Within thirty (30) days after (i) any final judgment or award shall have been rendered by a court or governmental body of a competent jurisdiction and the time in which the appeal therefrom has expired, (ii) a settlement shall have been consummated, or (iii) FDRI and Buyer shall arrive at a mutually binding agreement with respect to each separate matter alleged by Buyer to be indemnified, Buyer shall forward to FDRI notice of any sums due and owing by FDRI with respect to such matter, and FDRI shall pay all such sums so owing to Buyer by wire transfer or certified or bank cashier's check. Buyer shall provide to FDRI all information, assistance and authority reasonably requested in order to evaluate any third party claim, suit or proceeding and effect any defense, compromise or settlement.

                    (h) Anything in this Agreement to the contrary notwithstanding, Customer may terminate FDR's performance of the Credit Performance Services hereunder at any time upon not less than thirty (30) days' prior written notice delivered to FDR."

     2. Exhibit "A", Section III of the Service Agreement is hereby amended by the addition of the following, effective upon the Effective Date:

"Credit Performance
    Services The delinquent/overlimit account billing, skiptracing and related services performed by FDRI on behalf of Buyer, consisting of the following:

I. Over the Limit Accounts, Delinquent Billing Accounts from 15-29 Days Delinquent and Delinquent Billing Accounts 30-59 Days Delinquent (30 Days Delinquent/60 Days Delinquent on the FDRI System)

     A.   Week One of Each Cycle (or after Adaptive Control)

          1.   Three dialer attempts per day until contact established

               a.   One attempt to home phone number (8:00 a.m. - 10:00 a.m.)

               b. One attempt to business phone number (10:00 a.m. - 5:00 p.m.)

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                                       5

               c.   One attempt to home phone number (5:00 p.m. - 9:00 p.m.)

          2.   Days Worked

               a. Business phone number (Monday, Tuesday, Wednesday, Thursday and Friday)
               b. Home phone number (Monday, Tuesday, Wednesday, Thursday, Friday and Saturday a.m.)

     B.   Message Answering Machines for Reference to Customer Service Number

     C. Refresh Bad Numbers, Telcos, Non-Contacts and Business Number Only Accounts by Batch Referral to FastData/sm/.

     D.   Reattempt all New Numbers Received from FastData/sm/.

     E.   Refer all Non-Refreshed Number Accounts to Skiptracing Unit.

     F.   Reattempt all New Numbers Received from Skiptracing Unit.

     G.   Attempt Broken Promise Follow-Up Beginning on Fifth Day After Mail
          Date.

II. Delinquent Billing Accounts 60 Or More Days Delinquent (90 Or More Days Delinquent on the FDRI System)

     A.   Weeks One, Two, Three and Four of Each Cycle

          1.   Three Dialer Attempts per Day Until Contact Established.

               a. One to two attempts to business phone number (8:00 a.m. - 5:00 p.m.)
               b.   One to two attempts to home phone number (5:00 p.m. -
                    9:00 p.m.)

          2.   Days Worked

               a. Business phone number (Monday, Tuesday, Wednesday, Thursday and Friday)
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                                       6

               b. Home phone number (Monday, Tuesday, Wednesday, Thursday, Friday and Saturday a.m.)

     B. Message Answering Machines for Reference to Inbound Delinquent Billing Unit.

     C. Refresh Bad Numbers, Telcos, Non-Contacts and Business Number Only Accounts by Batch Referral to FastData/sm/.

     D.   Reattempt all New Numbers Received from FastData/sm/.

     E.   Refer all Non-Refreshed Number Accounts to Skiptracing Unit.

     F.   Reattempt all New Numbers Received from Skiptracing Unit.

     G.   Attempt Broken Promise Follow-Up Beginning on Seventh Day After Mail
          Date.

     H.   Week Two (Repeat A - G for Non-Contacted customer).

     I.   Week Three (Repeat A - G for Non-Contacted customer).

     J.   Week Four (Repeat A - G for Non-Contacted customer)."

     3. Exhibit "B" of the Service Agreement is hereby amended by the addition of the following, effective upon the Effective Date:

XII.  CREDIT PERFORMANCE SERVICE FEES


 Item
Number             Item                                            Per Item Charge
- ------             ----                                            ---------------

7295               Monthly Service Fee per Account in
                     15 - 59 Day (FDRI 40 - 89 Day) Queue          $ 3.7900  /account
7296               Monthly Service Fee per Account in
                     60+ Day (FDRI 90+ Day) Queue                     Quote  /account*
7297               Inbound Delinquent Billing Call                   3.0000   /call accepted
7298               Skiptracing per Account                            Quote  /account*

* - At the time of the execution of this Amendment to Service Agreement, Buyer has elected not to utilize the indicated services. In the event that Buyer should, during the term of this Agreement, elect to utilize such services, Buyer and FDRI shall, prior to the commencement of any such services, mutually agree in writing on the prices to be charged for such services.
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                                       7

For any other services performed by FDRI on behalf of Buyer in connection with the Credit Performance Services which are covered under this Exhibit 'B' (including postage), Buyer shall pay FDRI for such services at the rates set forth in the appropriate section of this Exhibit 'B'."

     4. As hereby amended and supplemented, the Service Agreement shall remain in full force and effect.


     IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Service Agreement the day and year first above written.


FIRST DATA RESOURCES INC.           OAK BROOK BANK

By:    /s/CHRIS J. SHULER           By:    /s/ROSEMARIE BOUMAN
       ------------------------            -----------------------------
Title: Senior Vice President        Title: Executive Vice President and
       ------------------------            -----------------------------
                                           Chief Financial Officer
                                           -----------------------------